SUSPENSION OF RIGHTS AGREEMENT
To:          JPMorgan Chase Bank, N.A., as Administrative Agent
From:     Plexus Corp.
Date:          December 1, 2021
Ladies & Gentlemen
Reference is made to that certain Credit Agreement, dated as of May 15, 2019, among Plexus Corp. (the “Company”), the Subsidiary Borrowers from time to time party thereto (together with the Company, the “Borrowers”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
1We are writing to you in your capacity as Administrative Agent under the Credit
Agreement. Unless otherwise defined in this letter, terms defined in the Credit Agreement have the same meaning when used in this letter. The term “Non-USD Currency” in this letter shall mean collectively or individually:
☒ Pounds Sterling
☒ EUR
☐ CHF
☐ JPY
2The Borrowers each acknowledge that from December 31, 2021, panel submissions for all Non-USD Currency LIBOR tenors and 1-week and 2-month Dollar denominated LIBOR tenors shall cease, following which representative LIBOR rates for such currencies and tenors shall cease to be available (the “2021 LIBOR Cessation”). As used herein, (a) “LIBOR” means, for any currency, the London interbank offered rate for such currency, and (b) “Cessation Date” means December 31, 2021; provided that (i) if the Financial Conduct Authority issues a public statement (each, an “Extension Statement”) extending the deadline date for the cessation of publishing Pounds Sterling LIBOR and/or EUR LIBOR for certain tenors that is representative of underlying market conditions and is recommended for continued use in business loans to a date that is after December 31, 2021, then “Cessation Date” with respect to Pounds Sterling denominated Loans and Advances and/or EUR denominated Loans and Advances, as applicable, with such tenors shall mean such later date of cessation specified in the applicable Extension Statement or (ii) if the Financial Conduct Authority issues an Extension Statement extending the deadline date for the cessation of publishing a one-week or two-month Dollar LIBOR that is representative of underlying market conditions and is recommended for continued use in business loans to a date that is after December 31, 2021, then “Cessation Date” with respect to such one-week and/or two-month Dollar denominated Loans and Advances, as applicable, shall mean such later date of cessation specified in the applicable Extension Statement.

3For good and valuable consideration, including delaying the incurrence of costs required to update the terms of the Credit Agreement in connection with the 2021 LIBOR Cessation, and in lieu of amending or waiving any term of the Credit Agreement, each of the Borrowers agrees with effect from December 1, 2021 to suspend its following rights under the Credit Agreement:
(a)Each Borrower agrees that, notwithstanding anything to the contrary in the Loan Documents, (i) from and after the Cessation Date, (A) the Non-USD Currency shall no longer be an Eligible Currency under the Credit Agreement, (B) the Non-USD Currency shall not be available as an Agreed Currency for Facility LCs issued under the Credit Agreement and (C) the Non-USD Currency shall not be available as an Agreed Currency for Loans under the Credit Agreement and no Lender shall be obligated to participate in any Advance under the Credit Agreement in the Non-USD Currency, and (ii) any and all outstanding Non-USD Currency Loans and Advances shall be repaid or prepaid by the Borrowers on or before the Cessation Date;
(b)Each Borrower agrees that, notwithstanding anything to the contrary in the Loan Documents, from and after the Cessation Date, it shall no longer be permitted to select an Interest Period of one week or two months for any Advance denominated in Dollars, in each case, without consent of the Required Lenders under the Credit Agreement (the preceding clause (a) and this clause (b) together, the “Suspension of Rights”); and
(c)Each Borrower agrees that, if any Borrower gives a notice or instruction under the Credit Agreement (i) after the Cessation Date that selects a Non-USD Currency as the currency of a Facility LC, such notice or instruction shall be deemed to be amended to select Dollars as the currency of that Facility LC or (ii) after the Cessation Date that selects (x) a Non-USD Currency as the currency of a Loan, such notice or instruction shall be deemed to be amended to select Dollars as the currency of that Loan, or (y) an Interest Period under the Credit Agreement that uses a 2-month LIBOR for Dollars to calculate interest (unless with the consent of the Required Lenders as contemplated by clause (b) above), such notice or instruction shall be deemed to be amended to select an Interest Period of 1 month and, in each case, agrees that only such amended notice or instruction will have effect under the Credit Agreement.
4The Suspension of Rights shall cease to have effect (and all rights of the Borrowers under the Credit Agreement in respect of the terms set out in paragraph 3 above in effect immediately prior to the Suspension of Rights shall be in full force and effect) following notice from the Company to the Administrative Agent that the Suspension of Rights is terminated, provided that, such notice shall only be effective if, prior to or contemporaneously with the date of such notice, amendments to the Credit Agreement to take account of the 2021 LIBOR Cessation and to replace LIBOR with an alternative benchmark with respect to Non-USD Currency Loans and Facility LCs have become effective pursuant to and in accordance with the terms of the Credit Agreement.

5Each of the Borrowers agrees to indemnify and hold harmless the Administrative Agent and each other indemnified person for any damage, loss, cost, liability, claim or reasonable expense whatsoever incurred (A) in connection with a breach, or reasonably in anticipation of a potential breach, of any Borrower’s agreements in paragraphs 3(a) and 3(b) above or (B) giving effect to the instruction of any Borrower in paragraph 3(c) above; provided that such indemnity shall not, as to the Administrative Agent and each other indemnified person, be available to the extent that such damage, loss, cost, liability, claim or reasonable expense (i) is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from (A) the Administrative Agent’s or such indemnified person’s gross negligence or willful misconduct or (B) a material breach by the Administrative Agent or such indemnified person of its express obligations under the applicable Loan Document, or (ii) results from claims of any indemnified person solely against one or more other indemnified persons (other than any claims against an indemnified person in its capacity as the Administrative Agent, a Syndication Agent, a Co-Documentation Agent, an Arranger, an LC Issuer or the Swing Line Lender) that have not resulted from the action, inaction, participation or contribution of any Borrower or their respective Subsidiaries or any of their respective officers, directors, stockholders, partners, members, employees, agents, representatives or advisors.
6This letter is hereby designated as a Loan Document and we acknowledge that this letter will be posted to the Syndtrak site established for Lenders for the Credit Agreement. We acknowledge and agree that each Lender under the Credit Agreement may rely on and shall be a third party beneficiary of this letter.
7Please sign and return to us the enclosed copy of this notice by way of your acknowledgement to the contents set out in this letter. This letter may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or any other state laws based on the Uniform Electronic Transactions Act
8This letter has been duly executed and delivered by the Company, on behalf itself and each other Borrower, and constitutes a legal, valid and binding obligation of each of the Borrowers, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
9The provisions of Section 15.1 (Governing Law), Section 15.2 (Jurisdiction) and Section
15.3 (Waiver of Jury Trial) shall apply, mutatis mutandis, to this letter.
[Signature pages follow]

Very truly yours,
PLEXUS CORP.
As the Company:
By: /s/ Patrick J. Jermain
Name: Patrick J. Jermain
Title: Executive Vice President & Chief Financial Officer

Agreed and accepted by:
JPMorgan Chase Bank, N.A.
as Administrative Agent
By: /s/ David Tepper
Name: David Tepper
Title Vice President